Exhibit 99.1

                           TRACKPOWER CLOSES FINANCING

TORONTO, ON -----January 17, 2006---TrackPower, Inc. (TPWR:OTCBB) today announced that on January 13, 2006 it closed a $1,000,000 debt financing with a private third party investor.

The financing consisted of a 5 year, $1,000,000, 11% loan secured by TrackPower's 25% interest in American Racing and Entertainment, LLC. As part of the transaction, TrackPower also issued 2,000,000 restricted shares of its common stock to the lender as a commitment fee.

The Board of Directors of TrackPower have authorized up to $3,000,000 of this type of debt financing and management is hopeful to close on the remainder over the next 60 days.

Proceeds of the loan were used to repay an $849,341 promissory note and for general working capital purposes.

Edward Tracy, CEO of TrackPower stated; "Closing of this financing allowed us to meet our near term obligations. Our projects under the American Racing and Entertainment, LLC operating structure are proceeding well. I am confident that our partnership and our partners will make our collective vision of reopening the Tioga Downs facility and the acquisition of Vernon Downs a reality. We are pleased with the progress being made at Tioga and expect updated information on our website shortly."

This release includes projections of future results and "forward-looking statements" as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Contact:
TrackPower, Inc.
John G. Simmonds, Chairman
905/773-1987 ext. 223
Or jgs@trackpower.com

Edward M. Tracy, CEO
905/773-1987 ext. 226